               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59490) pertaining to the 2000 Stock Option Plan of eXegenics Inc., formerly Cytoclonal Pharmaceutics, Inc., the Registration Statement (Form S-8 No. 333-11691) pertaining to the 1996 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-8 No. 333-86201) pertaining to the 1996 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-8 No. 333-37049) pertaining to the 1992 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-3 No. 333-66003), the Registration Statement (Form S-3 No. 333-33838) and the Registration Statement (Form SB-2 No. 333-91802) and related prospectuses of our report dated March 4, 2002, with respect to the financial statements of eXegenics Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                                               Ernst & Young LLP

Dallas, Texas
March 25, 2002